              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111



701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                        Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400




                                        July 30, 1998



Cyberian Outpost, Inc.
27 North Main Street - P.O. Box 636
Kent, Connecticut 06757

Ladies and Gentlemen:


     We have acted as counsel to Cyberian Outpost, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, Registration No. 333-55819, as amended (the "Initial Registration Statement"), and a second Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) (the "Second Registration Statement", and together with the Initial Registration Statement, the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933 (the "Securities Act"), as amended, an aggregate of $82,800,000 worth of shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). The Shares are to be sold to a group of underwriters (the "Underwriters") who are parties to an Underwriting Agreement with the Company, the form of which Agreement will be filed as an exhibit to the Registration Statement. All of the shares being registered pursuant to the Registration Statement are being registered for sale to the Underwriters by the Company (except that an aggregate of $500,000 worth of shares may be sold by the Principal Stockholder in the over-allotment option of $10,800,000 granted to the Underwriters by the Company and the Principal Stockholder). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated Bylaws; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company and the
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Cyberian Outpost
July 30, 1998
Page 2


Principal Stockholder against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

     Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement and in any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act.



                                Very truly yours,


                                /s/  Mintz, Levin, Cohn, Ferris
                                      Glovsky and Popeo, P.C.

                                Mintz, Levin, Cohn, Ferris,
                                  Glovsky and Popeo, P.C.